UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

April 12, 2010

Date of report (Date of earliest event reported)

Valmont Industries, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-31429	47-0351813
(Commission File Number)	(IRS Employer Identification No.)

One Valmont Plaza
Omaha, NE	68154
(Address of Principal Executive Offices)	(Zip Code)

(402) 963-1000

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement

(a)  Indenture

On April 12, 2010, Valmont Industries, Inc. (the “Company”), the Subsidiary Guarantors named therein (the “Subsidiary Guarantors”) and Wells Fargo Bank, National Association, as trustee (the “Trustee” and, collectively with the Company and the Subsidiary Guarantors, the “Indenture Parties”), entered into an Indenture (the “Indenture”), the form of which was filed as Exhibit 4.1 to the Company’s Registration Statement on Form S-3 (No. 333-165926) (the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) on April 7, 2010.

(b)  Supplemental Indenture

On April 12, 2010, the Indenture Parties entered into a First Supplemental Indenture (the “First Supplemental Indenture”) to the Indenture. The First Supplemental Indenture relates to the Company’s 6.625% Senior Notes due 2020 (the “Senior Notes”).  On April 12, 2010, the Company issued and sold $300 million aggregate principal amount of the Senior Notes in a public offering pursuant to the Registration Statement. The First Supplemental Indenture includes a form of the Senior Notes.

The Senior Notes will pay interest semiannually on April 20th and October 20th beginning October 20, 2010 at a rate of 6.625% per annum until maturity at April 20, 2020. The Company intends to use the net proceeds from the sale of the Senior Notes to finance the pending acquisition of Delta, plc. If the proposed acquisition is not completed, the Company intends to use the net proceeds for general corporate purposes, including debt repayment.

(c)  Underwriting Agreement

On April 7, 2010, the Company and the Subsidiary Guarantors entered into an Underwriting Agreement (the “Underwriting Agreement”) with Credit Suisse Securities (USA) LLC and Banc of America Securities LLC., as representatives of the several underwriters (the “Underwriters”) listed on Schedule A thereto, relating to the sale by the Company of $300 million of its Senior Notes.

Some of the Underwriters or their affiliates have provided investment or commercial banking services to the Company or its affiliates in the past and are likely to do so in the future.

The Underwriting Agreement is filed herewith as Exhibit 1.1, the Indenture is filed herewith as Exhibit 4.1, and the First Supplemental Indenture is filed herewith as Exhibit 4.2. The descriptions of the Underwriting Agreement, the Indenture and the First Supplemental Indenture herein are qualified by reference thereto.

Item 2.03.    Creation of a Direct Financial Obligation of a Registrant

The information included in Item 1.01(b) above is incorporated by reference into this Item 2.03.

Item 9.01.     Financial Statements and Exhibits

(d)	Exhibits.

1.1

Underwriting Agreement, dated April 7, 2010, among the Credit Suisse Securities (USA) LLC and Banc of America Securities LLC., as representatives of the several underwriters listed on Schedule A thereto, Valmont Industries, Inc. and the Subsidiary Guarantors named therein.

4.1	Indenture, dated as of April 12, 2010, among Valmont Industries, Inc., the Subsidiary Guarantors party thereto and Wells Fargo Bank, National Association., as Trustee.

4.2	First Supplemental Indenture, dated as of April 12, 2010, among Valmont Industries, Inc., the Subsidiary Guarantors party thereto and Wells Fargo Bank, National Association, as Trustee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Valmont Industries, Inc.
Date: April 12, 2010

	By:	/s/ Terry J. McClain
		Name:	Terry J. McClain
		Title:	Senior Vice President and
Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description

1.1

Underwriting Agreement, dated April 7, 2010, among the Credit Suisse Securities (USA) LLC and Banc of America Securities LLC., as representatives of the several underwriters listed on Schedule A thereto, Valmont Industries, Inc. and the Subsidiary Guarantors named therein.

4.1	Indenture, dated as of April 12, 2010, among Valmont Industries, Inc., the Subsidiary Guarantors party thereto and Wells Fargo Bank, National Association., as Trustee.

4.2	First Supplemental Indenture, dated as of April 12, 2010, among Valmont Industries, Inc., the Subsidiary Guarantors party thereto and Wells Fargo Bank, National Association, as Trustee.